UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): November 24, 2015

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On November 24, 2015, Chico’s FAS, Inc. (the “Company”) issued a press release announcing its third quarter and year-to-date earnings for the period ended October 31, 2015. A copy of the release issued on November 24, 2015 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On November 24, 2015, the Company elected to disclose a reconciliation of selected consolidated financial data on a GAAP basis to selected consolidated financial data on a non-GAAP adjusted basis, when excluding Boston Proper for each of the thirteen weeks ending May 2, 2105, August 1, 2015, October 31, 2015 and the year-to-date period ending October 31, 2015. Management believes that certain non-GAAP results, which exclude results from non-continuing operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. A copy of the selected financial data is attached to this Report as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated November 24, 2015
Exhibit 99.2	Reconciliation of Reported to Adjusted Consolidated Financial Data, Excluding Boston Proper

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: November 24, 2015	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated November 24, 2015
Exhibit 99.2	Reconciliation of Reported to Adjusted Consolidated Financial Data, Excluding Boston Proper